Exhibit 4.1

NEENAH PAPER, INC.

$175,000,000

5.25% SENIOR NOTES DUE 2021

INDENTURE

Dated as of May 23, 2013

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

i

Section 12.13.	Counterpart Originals	83

Section 12.14.	Table of Contents, Headings, etc.	83

This INDENTURE dated as of May 23, 2013, is by and among Neenah Paper, Inc., a Delaware corporation, each Subsidiary Guarantor listed on the signature pages hereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Company, each Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5.25% Senior Notes due 2021 (the “Notes”) issued under this Indenture:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                         Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, Debt existing at the time such Person becomes a Restricted Subsidiary of the Company (including pursuant to a merger with a Restricted Subsidiary) or is merged with and into the Company, in each case, that is not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary of the Company or being merged with and into the Company; provided that any Debt of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or is merged with and into the Company will not be Acquired Debt.

“Additional Assets” means:

(a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Notes” means any Notes (other than Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.14 and 4.10 hereof, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Section 4.13 and 4.15 and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on the relevant redemption date, the greater of:

(1)                                 1.0% of the principal amount of the Note; or

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of the Note at May 15, 2016 (such redemption price being set forth in the table appearing in Section 3.07), plus (ii) all required interest payments due on the Note through May 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

(2) any disposition of inventory in the ordinary course of business,

(3) any disposition that constitutes a Permitted Investment, a Permitted Payment or a Restricted Payment permitted by Section  4.11,

(4) any disposition effected in compliance with Section 5.01(a),

(5) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $7.5 million, and

(6) any tendering to the Trustee for cancellation of any Notes or Additional Notes acquired in open market transactions.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, but solely for purposes of Section 4.12, the greater of:

(1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

(2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction (whether foreign or domestic) relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banks are authorized or required to close in New York City.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following:

(a) Investments in direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any U.S. Government Obligations), the United Kingdom, France, Germany, Italy or Canada, or any other country with a credit rating from Moody’s or S&P no lower than that of the United States of America or, in each case, issued by any agency or instrumentality thereof and backed by the full faith and credit of such nation, in each case maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, the United Kingdom, Germany, Italy or Canada having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, the United Kingdom, Germany, Italy or Canada with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within one year of the date of acquisition thereof; and

(f) Investments in money market funds which invest substantially all of their assets in securities of the type described in clauses (a) through (e) above.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Company” means Neenah Paper, Inc., and any successor thereto.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent Four-Quarter Period ending on or prior to such date, to

(b) Consolidated Interest Expense for such Four-Quarter Period;

provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).  In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

(a) interest expense attributable to Capital Lease Obligations (including any Capital Lease Obligation Incurred in connection with a Sale and Leaseback Transaction),

(b) amortization of debt discount and debt issuance cost, including commitment fees,

(c) capitalized interest,

(d) non-cash interest,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing,

(f) net costs associated with Hedging Obligations (including amortization of fees),

(g) Disqualified Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary,

(h) Preferred Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary,

(i) interest Incurred in connection with Investments in discontinued operations,

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (c) below, equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (c) below, there shall be included in such Consolidated Net Income an amount equal to the sum of, without duplication, (A) the equity of the Company and its consolidated Restricted Subsidiaries in (I) the net income of any such Restricted Subsidiary for such period, minus (II) the portion thereof (if any)

which is restricted from being so dividended, distributed or otherwise paid to the Company, whether or not the amount not so restricted shall have been received in cash by the Company or any of its Restricted Subsidiaries not subject to such a restriction, plus (B) the aggregate amount of cash distributed by such Restricted Subsidiary during such period, directly or indirectly, to the Company, as a dividend or other distribution, and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain or loss realized upon the sale, abandonment or other disposition of any Property of the Company or any of its Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(d) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the issuance of the Notes and the entry into this Indenture, the redemption of the Existing Notes, and any acquisition, merger or consolidation after the Issue Date),

(e) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Debt,

(f) any unrealized gains or losses in respect of any Hedging Obligations,

(g) any unrealized foreign currency transaction gains or losses in respect of Debt of any Person denominated in a currency other than the functional currency of such Person,

(h) all other non-cash expenses, charges or costs (other than depreciation expense and amortization of intangible asset expense, but in any event including within this clause (h) any impairment charges or write-down of other assets) and all non-cash gains or credits, in each case, to the extent reducing (or increasing) net income,

(i) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Debt or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary,

(j) the cumulative effect of a change in accounting principles,

(k) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock),

(l) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact by reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of the insurable event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 day period), expenses with respect to liability or casualty events or business interruption shall be excluded, and

(m) any net after-tax losses or income from disposed or discontinued operations and any net after-tax losses or income on disposal of disposed or discontinued operations.

Notwithstanding the foregoing, for purposes of Section 4.11 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.11 pursuant to clause (c)(4) thereof.

“Consolidated Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets of the Company and its Restricted Subsidiaries, excluding goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense and any other assets properly classified as intangible assets in accordance with GAAP, determined in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Existing Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian by the Depositary.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.  The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of Section 4.10, or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien or (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Debt.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 180 days after the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“Distribution Agreement” means the Distribution Agreement, dated as of November 30, 2004, between Kimberly-Clark Corporation and the Company.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries, the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period, without duplication:

(1) the provision for taxes (whether or not paid, estimated or accrued) based on income, profits, capital or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization (including but not limited to amortization of goodwill and intangibles and amortization of financing costs),

(5) any expenses or charges related to any equity offering, Investment or Debt permitted by this Indenture (whether or not consummated or incurred),

(6) the amount of expense associated with any minority interest,

(7) litigation costs and expenses for non-ordinary course litigation, and

(8) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and costs related to the restructuring, closure and/or consolidation of facilities; provided that the aggregate amount of cash charges, cash expenses and cash costs that are included in this clause (8) shall not exceed 5% of EBITDA in any Four-Quarter Period.

Notwithstanding the foregoing, the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Equity Offering” means an offering of Capital Stock of the Company (but excluding any Disqualified Stock).

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Facility” means the Second Amended and Restated Credit Agreement, dated as of October 11, 2012, among the Company and the Restricted Subsidiaries of the Company party thereto as co-borrowers, any Restricted Subsidiaries of the Company from time to time party thereto as guarantors, the financial institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, N.A., as agent for such lenders, as the same may be amended, supplemented, restated, refinanced or otherwise modified from time to time.

“Existing Notes” means the Company’s 7.375% Senior Notes due 2014.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $20.0 million, by any Officer of the Company, or

(b) if such Property has a Fair Market Value in excess of $20.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction and delivered to the Trustee.

“Foreign Restricted Subsidiary” means (i) any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia and (ii) any Restricted Subsidiary of the Company, regardless of its jurisdiction of organization, that has no material assets other than securities of one or more Foreign Restricted Subsidiaries, other assets relating to an ownership interest in any such securities or Subsidiaries, and one or more notes receivable evidencing intercompany indebtedness from another Foreign Restricted Subsidiary.

“Four-Quarter Period” means, as of any date of determination, the most recent four fiscal quarter period for which internal financial statements of the Company and its consolidated Subsidiaries are available.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, and the statements and pronouncements of the Financial Accounting Standards Board (FASB) as contained in the FASB Accounting Standards Codification, and,

(b) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.  The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means, with respect to the Notes, a Person in whose name a Note is registered in the Security Register.

“IAI Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.10, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $175,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.  For purposes of Section 4.11 and Section 4.17 and the definition of “Restricted Payment,”  the term “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date of this Indenture.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(e) payments of unassumed liabilities (other than Subordinated Obligations) relating to the assets sold at the time of, or within 30 days after, the date of such Asset Sale.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Offering Circular” means the offering circular, dated May 16, 2013, relating to the Initial Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, which meets the requirements of Section 12.05 hereof and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) the Company or any Restricted Subsidiary,

(b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business;

(c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person’s primary business is a Related Business;

(d) Cash Equivalents;

(e) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including as the result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with Section 4.13, or (B) any disposition of Property not constituting an Asset Sale;

(j) other Investments in Related Businesses made for Fair Market Value that do not exceed the greater of (i) $30.0 million and (ii) 5% of Consolidated Tangible Assets in the aggregate outstanding at any one time;

(k) lease, utility and other similar deposits in the ordinary course of business;

(l) any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be excluded in the calculation set forth in clause (c)(2) of Section 4.11;

(m) Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by this Indenture;

(n) any assets acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Permitted Investment or other transfer of title with respect to any secured Permitted Investment in default;

(o) purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases or intellectual property, in any case, in the ordinary course of business and otherwise in accordance with this Indenture;

(p) Investments in any joint venture in which the Company or any Subsidiary thereof holds an equity interest and that is engaged in a Related Business, when taken together with all other Investments pursuant to this clause (p), do not exceed the greater of $30.0 million and 5% of Consolidated Tangible Assets in the aggregate outstanding at any one time, and

(q) other Investments made for Fair Market Value that do not exceed the greater of (i) $30.0 million and (ii) 5% of Consolidated Tangible Assets in the aggregate outstanding at any one time.

“Permitted Liens” means:

(a) Liens to secure Debt permitted to be Incurred under clause (b) and (p) of the second paragraph of Section 4.10;

(b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of Section 4.10, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(d) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e)  Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

(f) Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action, including any Lien arising as a result of any judgment against the Company;

(g) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(h) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(j) pledges or deposits by the Company or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(k) utility easements, building restrictions, rights-of-way, irregularities of title and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(l) Liens to secure Hedging Obligations made in the ordinary course of business and not for the purpose of speculation to the extent otherwise permitted by this Indenture;

(m) Liens securing permitted Debt of Foreign Subsidiaries; provided, however, that any such Lien covers only the assets of such Foreign Subsidiaries;

(n) Liens existing on the Issue Date not otherwise described in clauses (a) through (m) above;

(o) Liens in favor of the Company or any Subsidiary Guarantor;

(p) Liens, if any, granted to secure the Notes pursuant to Section 4.12;

(q) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (h), (i), or (n) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (h), (i) or (n) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

(r) Liens not otherwise permitted by clauses (a) through (q) above as long as the amount of outstanding Debt or other obligations secured by Liens pursuant to this clause (r) does not exceed the greater of (i) $50.0 million and (ii) at the time of such Incurrence, 7.5% of Consolidated Tangible Assets (and any such Liens Incurred pursuant to this proviso may be permitted to exist).

“Permitted Payment” means any payment defined as a Permitted Payment as set forth in Section 4.11.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

including, without limitation, Additional Notes that do not bear a restrictive legend issued in exchange for Notes and/or Additional Notes issued in accordance with this Indenture; provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets);

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Moody’s and S&P or if S&P or Moody’s or both shall not make ratings on the Notes publicly available, a nationally recognized statistical rating agency or ratings agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the Issue Date.

“Repay” means, in respect of any Debt, to pay, repay, prepay, repurchase, redeem, reduce, legally defease or retire such Debt.  “Repayment” and “Repaid” shall have correlative meanings.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company, any parent of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock (other than from the Company or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d) any Investment (other than Permitted Investments) in any Person;

provided, however, that the term “Restricted Payment” shall not include any Permitted Payment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means (1) each Restricted Subsidiary that Guarantees other Debt of the Company or any Domestic Restricted Subsidiary (other than the Company’s Foreign Restricted Subsidiaries’ Guarantees of the Existing Notes), and (2) any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described in Section 4.19 or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guaranty, and, in each case, who has not been released from such Subsidiary Guaranty in accordance with this Indenture.

“Subsidiary Guaranty” means the Guarantee of the Company’s obligations under this Indenture and the Notes by each of the Subsidiary Guarantors pursuant to Article 10 and in the notation of Subsidiary Guaranty attached as Exhibit E and any additional Guarantee of the Company’s obligations under this Indenture and the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.19.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated Debt of the Company and its Restricted Subsidiaries, less the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries at such date (other than restricted cash and Cash Equivalents) to (b) the aggregate amount of EBITDA for the most recent Four-Quarter Period ending on or prior to such date, with such Debt, cash, Cash Equivalents and EBITDA determined on a pro forma basis in the same manner as would be required under the definition of “Consolidated Interest Coverage Ratio” and after giving effect to the transaction giving rise to the need to calculate the Total Net Leverage Ratio and the use of proceeds therefrom.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2016; provided, however, that if the period from the redemption date to May 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means:

(a)  any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.17 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

Section 1.02.                         Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.15
“Authentication Order”	2.02
“Benefited Party”	10.01
“Change of Control Offer”	4.18
“Change of Control Purchase Price”	4.18
“Covenant Defeasance”	8.03
“defeasance trust”	8.04
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.13
“Legal Defeasance”	8.02
“losses”	7.07
“Notice of Default”	6.01
“Offer Amount”	3.08
“Offer Period”	3.08
“Offer to Purchase”	3.08
“Paying Agent”	2.03
“Prepayment Offer”	4.13
“Purchase Date”	3.08
“Purchase Price”	3.08
“Registrar”	2.03
“Reversion Date”	4.09
“Security Register”	2.03
“Suspended Covenants”	4.09
“Suspension Period”	4.09

Section 1.03.                         Rules of Construction.

Unless the context otherwise requires:

(a)         a term has the meaning assigned to it;

(b)         an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)         words in the singular include the plural, and in the plural include the singular;

(e)          all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(f)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(g)          “including” means “including without limitation;”

(h)         provisions apply to successive events and transactions; and

(i)             references to the sections of or rules under Securities Act, the Exchange Act or the TIA, or the sections or rules thereunder, shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2.

THE NOTES

Section 2.01.                         Form and Dating.

(a)         General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)         Form of Notes.  Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)          Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Notes.  Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee, each Agent and any agent of the Company, the Trustee or any Agent as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any agent of the Company or the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, Indirect Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participant, Indirect Participant and any beneficial owners.

(d)         Certificated Securities.  The Company shall exchange Global Notes for Definitive Notes if: (1) DTC (a) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary, or (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes. Upon the occurrence of any of the events set forth in clauses (1) or (2) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

The Company shall issue Definitive Notes to a Holder of, or an owner of a beneficial interest in, a Global Note in exchange for such Global Note or beneficial interest, as the case may be, upon written request from a Holder of, or an owner of a beneficial interest in, a Global Note if a Default or Event of Default shall have occurred and be continuing.  Upon the occurrence of the foregoing, the Company shall execute, and, upon receipt of an

Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note owned by such Holder or such owner of a beneficial interest.  Upon the exchange of all or a portion of a Global Note for Definitive Notes, such Global Note shall be cancelled or correspondingly reduced by the Trustee or an agent of the Company or the Trustee.  In the event that the Definitive Notes are not issued to an owner of a beneficial interest in a Global Note promptly after the Company has received a request from such owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of any such owner to pursue such remedy with respect to the portion of the Global Note that represents such owner’s beneficial interest as if such Definitive Notes had been issued.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee in accordance with Section 2.11.  Subject to Section 2.06, Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants in accordance with its Applicable Procedures, shall instruct the Trustee in writing.  Subject to Section 2.06, the Trustee shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered.

Section 2.02.                         Execution and Authentication.

(a)         One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)          A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)         The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for issuance.

(e)          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.                         Registrar and Paying Agent.

(a)         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)         The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)          The Company initially appoints the Trustee to act as Registrar and Paying Agent, and the Trustee hereby agrees so to initially act.

Section 2.04.                         Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Sections 6.01(viii) and (ix) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.                         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06.                         Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Upon the occurrence of any of the events set forth in Section 2.01(d) above, Definitive Notes shall be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (d) hereof.

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer set forth herein.  Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)                       Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)                    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)                 Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

(B)                         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                         if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)                Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)                         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (iv), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (A) or (B) above.

(v)                   Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited.  Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)          Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)                       Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                         if such beneficial interest is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate from such holder in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)         if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                    Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1)                           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(iii)                 Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an

Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)         Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)                       Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                         if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate from such Holder in the form of in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                         if such Restricted Definitive Note is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                          if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate from such Holder in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F)                           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in all other cases, an IAI Global Note.

(ii)                    Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)                           if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                           if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Company so requests an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

(iii)                 Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)                Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)                   Issuance of Unrestricted Global Notes.  If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii) or (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)                       Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                         if the transfer will be made pursuant to Rule 144A, a certificate from the transferor in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                         if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate from the transferor in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                         if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate from the transferor in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(ii)                    Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1)                           if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                           if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(iii)                 Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depositary Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)          Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                       Private Placement Legend.

(A)                         Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B)                         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                    Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION

(“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)         Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)             General Provisions Relating to Transfers and Exchanges.

(i)                       No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.13, 4.18 and 9.05 hereof).

(ii)                    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)                 Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)                Subject to the rights of the Holders as of a Regular Record Date to receive interest payments on the related Interest Payment Date and the provisions of Section 2.12, prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)                   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.                         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and each of the Trustee and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.                         Outstanding Notes.

(a)         The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company, a Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor holds the Note; provided, however, that Notes held by the Company, a Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor shall be deemed not to be outstanding for purposes of Section 3.07(c) hereof.

(b)         If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a protected purchaser.

(c)          If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, and the Paying Agent is not prohibited from paying such funds to the Holders, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.                         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Affiliate of the Company or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual notice are so owned shall be so disregarded.

Section 2.10.                         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.  After preparation of Definitive Notes, the temporary Note will be exchangeable for Definitive Notes upon surrender of the temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.                         Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.  Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.                         Payment of Interest; Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the date of the proposed payment of such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall give or cause to be given to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.                         CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14.                         Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.10 hereof and without the consent of any Holders, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price.  The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee or in a supplemental indenture, the following information:

(a)         the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)         the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

(c)          whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.                         Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 20 days (subject to the last paragraph of Section 3.03) but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the appropriate method of calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be calculated by the Company and set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02.                         Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or Depositary requirements.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.                         Notice of Redemption.

At least 15 days but not more than 60 days prior to a redemption date, the Company shall give or cause to be given a notice of redemption to each Holder whose Notes are to be redeemed in accordance with Section 12.02.

The notice shall identify the Notes to be redeemed and shall state:

(a)         the redemption date;

(b)         the appropriate method of calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date;

(c)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)         the name and address of the Paying Agent;

(e)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)          the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)         that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.                         Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05.                         Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern Time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or not such Notes are presented for payment.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.                         Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.                         Optional Redemption.

(a)         Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to May 15, 2016.  Starting on May 15, 2016, the Company may redeem all or any portion of the Notes, at once or over time, after giving the notice required by Section 3.03, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to but not including the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on May 15, 2016 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

(b)         At any time prior to May 15, 2016, the Company may, on any one or more occasions, after giving the notice required by Section 3.03, redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest (if any) to but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(c)          At any time and from time to time, prior to May 15, 2016, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Equity Offerings, at a redemption price equal to 105.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding.  Any such redemption shall be made within 90 days of such Equity Offering after giving the notice required by Section 3.03.

(d)         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.                         Offer To Purchase.

(a)         In the event that, pursuant to Section 4.13 or 4.18 hereof, the Company shall be required to commence a Prepayment Offer or a Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)         The Company shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

(c)          The Company shall commence the Offer to Purchase by sending or causing to be sent in accordance with this Indenture to each Holder, with a copy to the Trustee, a notice the terms of which shall govern the Offer to Purchase stating:

(i)                       that the Offer to Purchase is being made pursuant to this Section 3.08 and Section 4.13 or Section 4.18, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.18;

(ii)                    the principal amount of Notes required to be purchased pursuant to Section 4.13 or Section 4.18, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.13 or Section 4.18, as applicable (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);

(iii)                 except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)                that any Note not tendered or accepted for payment shall continue to accrue interest;

(v)                   that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Purchase Date;

(vi)                that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof;

(vii)             that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(viii)          that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)                that, in the case of a Prepayment Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or integral multiple of $1,000 in excess thereof shall be purchased);

(x)                   that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(xi)                any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)         The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days (and in any event no later than the 90th day following the Change of Control) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

(e)          On the Business Day immediately prior to the Purchase Date, the Company shall, to the extent lawful, deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered.

(f)           On or prior to the Purchase Date, the Company shall, to the extent lawful,

(i)                       accept for payment (on a pro rata basis to the extent necessary in connection with a Prepayment Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered; and

(ii)                    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08, Section 4.13 or Section 4.18, as applicable.

(g)          In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(h)         If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(i)             The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Sections 4.13 or 4.18, as applicable, this Section 3.08 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.13 or 4.18, as applicable, this Section 3.08 or such other provision by virtue of such compliance.

(j)            Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

ARTICLE 4.

COVENANTS

Section 4.01.                         Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from making such payment to the Holders.  Such Paying Agent shall return to the Company promptly any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.  If a payment date is not a Business Day, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.                         Maintenance of Office or Agency.

(a)         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served (other than the type contemplated by Section 12.12).  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)          The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.                         Reports.

(a)                             So long as any Notes are outstanding, the Company will furnish to the Trustee:

(1)                                 within 90 days after the end of each fiscal year, annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included or incorporated by reference in the Offering Circular), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (B) audited financial statements prepared in accordance with GAAP; and

(2)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is provided or incorporated by reference in the Offering Circular), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and

(3)                                 within five Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to noteholders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole, or such current report relates solely to information required under Items 3.01, 3.02, 3.03, insofar as it relates to securities other than the Notes and the Subsidiary Guaranties, or 5.02(e) of Form 8-K or any successor provisions thereto;

provided, however, that (i) any information required by part III of Form 10-K shall be deemed to be timely delivered in accordance with the foregoing requirements so long as it is included in a definitive proxy statement or amendment to Form 10-K filed with the Commission within the period permitted under the Commission’s rules and regulations and (ii) all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, and (C) will not be required to contain the separate financial information for Subsidiary Guarantors contemplated by Rule 3-10 of Regulation S-X promulgated by the Commission;

provided further that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the Commission’s EDGAR system (or a successor thereto) within the applicable time periods specified above. The Trustee shall have no obligation to determine if and when the Company’s information is available on the Commission’s (EDGAR) website. If the Company ceases to be a reporting company, the Company will promptly so notify the Trustee in writing.

(b)                                 So long as any Notes are outstanding, if the foregoing materials are not publicly available on the Commission’s EDGAR system (or a successor thereto) within the applicable time periods specified above, the Company will also:

(1)                                 issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the first public disclosure of the annual and quarterly reports required by clauses (a)(1) and (a)(2) of this Section 4.03 announcing the date on which such reports will become publicly available and directing noteholders, prospective investors, broker-dealers and securities analysts to contact the investor relations office of the Company to obtain copies of such reports; and

(2)                                 maintain a website to which the Trustee, noteholders, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports and press releases required by this Section 4.03 are posted.

So long as any Notes are outstanding, the Company will also:

(1)                                 at any time after the Company releases its earnings for any annual or quarterly period, but in no event later than 10 Business Days after furnishing to the Trustee (or filing with the Commission) the annual and quarterly reports required by clauses (a)(1) and (a)(2) of this Section 4.03, hold a conference call to discuss such reports and the results of operations for the relevant reporting period (which conference call may, at the option of the Company, be the same conference call that the Company’s shareholders and/or equity research analysts are invited to); and

(2)                                 issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Company to obtain such information.

(c)                                  The Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)                                 Delivery of the reports required by this Section 4.03 to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Subsidiary’s compliance with any of their respective covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates) or any other agreement or document.

Section 4.04.                         Compliance Certificate.

(a)         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company, the Subsidiary Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Subsidiary Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Subsidiary Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.                         Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.                         Stay, Extension and Usury Laws.

The Company and the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and the Subsidiary Guarantors hereby expressly waive (to the extent that they may lawfully do so) all benefit or advantage of any such law, and covenant (to the extent that they may lawfully do so) that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.                         Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.                         Payments for Consents.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.                         Covenant Suspension.

During any period of time (a “Suspension Period”) following the Issue Date that the Company certifies in an Officers’ Certificate delivered to the Trustee that:

(a) the Notes have Investment Grade Ratings from both of the Rating Agencies; and

(b) no Default or Event of Default has occurred and is continuing under this Indenture,

the Company and the Restricted Subsidiaries shall not be subject to the following provisions:

(1)         Section 4.10,

(2)         Section 4.11,

(3)         Section 4.13,

(4)         Section 4.14,

(5)         Section 4.15,

(6)         Section 4.19,

(7)         clauses (a)(i) and (b) of Section 4.16, and

(8)         clause (a)(v) of Section 5.01

(collectively, the “Suspended Covenants”), and payment of the Notes may not be accelerated because of an Event of Default specified in clauses (iii), (iv) or (v) of Section 6.01, in each case with respect to the Suspended Covenants only, until the date (the “Reversion Date”) that the Notes cease to have Investment Grade Ratings from both of the Rating Agencies. The Company shall deliver an Officers’ Certificate to the Trustee upon the occurrence of any Reversion Date notifying the Trustee thereof. On each Reversion Date the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants and corresponding Events of Default, and all Debt Incurred during the Suspension Period ending on such Reversion Date will be deemed to have been outstanding on the Issue Date. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of the failure to comply with any Suspended Covenants during such Suspension Period (or upon termination thereof based solely on events that occurred during the Suspension Period); provided that (1) for purposes of Section 4.13 the amount of unutilized Excess Proceeds will be reset to zero on each Reversion Date and (2) compliance with the Suspended Covenants with respect to Restricted Payments made after Reversion Date shall be calculated in accordance with the terms of Section 4.11 as though such covenant had been in effect during the entire period of time from the Issue Date, except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. During any Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries (but may re-designate any Unrestricted Subsidiary as a Restricted Subsidiary) pursuant to Section 4.17.

Section 4.10.                         Limitation on Debt.

The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would result from such Incurrence or be continuing following such Incurrence and either (1) such Debt is Debt of the Company or a Restricted Subsidiary and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00; provided, however, that the aggregate amount of Debt that may be Incurred under this clause (1) by Restricted Subsidiaries that are not Subsidiary Guarantors may not exceed $50.0 million at any time outstanding, or (2) such Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a) (i) Debt of the Company evidenced by the Initial Notes and (ii) Debt of the Subsidiary Guarantors evidenced by Subsidiary Guaranties relating to the Initial Notes;

(b) Debt of the Company or a Restricted Subsidiary under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed the greater of (i) $250.0 million and (ii) the sum of (A) 85% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries and (B) 75% of the book value of the inventory of the Company and the Restricted Subsidiaries, in each case as of the most recently ended quarter of the Company for which financial statements of the Company are publicly available, or provided to the Trustee pursuant to Section 4.03;

(c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt shall not exceed, at any time outstanding, the greater of (i) $35.0 million and (ii) 7.5% of Consolidated Tangible Assets;

(d) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(1) if the Company or any Subsidiary Guarantor is the obligor on such Debt and the lender is a Restricted Subsidiary that is not a Subsidiary Guarantor, such Debt shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and the applicable Subsidiary Guaranty, as the case may be; and

(2) any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.10;

(f) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(g) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(h) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(i) Guarantees by the Company or any Restricted Subsidiary of Debt or any other obligation of the Company or any Restricted Subsidiary that the Company or such Restricted Subsidiary could otherwise have Incurred pursuant to this Section 4.10;

(j) Debt of the Company or a Restricted Subsidiary Incurred in the ordinary course of business relating to (i) workers’ compensation claims, (ii) payment obligations in connection with self-insurance or similar obligations and (iii) bankers’ acceptances, performance, surety, judgment, appeal and similar bonds, instruments or obligations;

(k) Debt of the Company or a Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided such Debt is extinguished within five Business Days of the Company or a Restricted Subsidiary receiving notice;

(l) Debt of the Company or a Restricted Subsidiary arising from agreements providing for (i) indemnification Incurred under the Distribution Agreement or (ii) indemnification, purchase price adjustment, earn-out or similar obligations, Incurred or assumed in connection with the disposition of any business or assets of the Company or a Restricted Subsidiary otherwise permitted by and in accordance with the provisions of this Indenture;

(m) Debt of Foreign Restricted Subsidiaries and joint ventures in an aggregate principal amount at any time outstanding not to exceed $50.0 million;

(n) the Existing Notes outstanding on the Issue Date and the related Guarantees;

(o) Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (n) above;

(p) Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any time not to exceed $50.0 million;

(q) (x) Debt of the Company or any of the Subsidiary Guarantors Incurred to finance an acquisition or (y) Acquired Debt; provided that, in either case, after giving effect to the transactions that result in the Incurrence or issuance thereof, on a pro forma basis, either (a) the Company would be permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of this Section 4.10 or (b) the Consolidated Interest Coverage Ratio for the Company would not be less than such ratio immediately prior to such transactions; and

(r) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this Section 4.10 and clauses (a), (c), (m), (o), (p) and (q) above.

Notwithstanding anything to the contrary contained in this Section 4.10, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, as well as covenants, Guarantees or obligations with respect to letters of credit supporting Debt already included in determining compliance with this Section 4.10, will be deemed not to be an Incurrence of Debt for purposes of this Section 4.10.  In addition, the maximum amount of Debt that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.10 will not be deemed to be exceeded with respect to any outstanding Debt solely as a result of the fluctuation in exchange rates of currencies.

For purposes of determining compliance with this Section 4.10, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (r) above or is entitled to be Incurred pursuant to clause (l) of the first paragraph of this Section 4.10, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section 4.10. Debt under the Existing Credit Facility outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been Incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the reclassification of preferred stock as Debt due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an Incurrence of Debt or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Debt outstanding as of any date will be:

(1)                                 the accreted value of the Debt, in the case of any Debt issued with original issue discount;

(2)                                 the principal amount of the Debt, in the case of any other Debt; and

(3)                                 in respect of Debt of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)              the Fair Market Value of such assets at the date of determination; and

(b)              the amount of the Debt of the other Person.

Section 4.11.                         Limitation on Restricted Payments.

The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.10, or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements of the Company are publicly available or provided to the Trustee pursuant to Section 4.03 hereof (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of the Capital Stock Sale Proceeds, plus

(3) the sum of:

(A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

(4) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments, forgiveness or cancellation of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

(B) the portion (proportionate to the Company’s Capital Stock in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, plus

(5) 50% of any dividends received in cash by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent such dividends were not otherwise included in Consolidated Net Income for such period.

Notwithstanding the foregoing limitations, the Company or any Restricted Subsidiary, as applicable, may do any of the following (each, a “Permitted Payment”):

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or of a Restricted Subsidiary or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that the Capital Stock Sale Proceeds from the exchange or sale shall be excluded in any subsequent calculation pursuant to clause (c)(2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

(d) purchase, repurchase or redeem any Subordinated Obligations, the Incurrence of which was permitted pursuant to Section 4.10, pursuant to a right of the holders thereof to require the Company to effect such purchase, repurchase or redemption upon the occurrence of a Change of Control; provided, however, that the Company shall have first made a Change of Control Offer as required by Section 4.18;

(e) make a Restricted Payment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that all commitments Incurred and outstanding shall be treated as if such commitments were Restricted Payments expended by the Company or a Restricted Subsidiary at the time the commitments were Incurred, except that commitments Incurred and outstanding that are treated as a Restricted Payment expended by the Company or a Restricted Subsidiary and that are terminated shall no longer be treated as a Restricted Payment expended by the Company or a Restricted Subsidiary upon the termination of such commitment;

(f) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $3.0 million in any calendar year, plus the aggregate amount by which repurchases in each of the prior two calendar years was less than $3.0 million;

(g) the repurchase of Capital Stock of the Company or any Restricted Subsidiary deemed to occur upon the exercise of stock options upon the surrender of Capital Stock to pay the exercise price of such options and any withholding taxes payable by the Company in connection therewith;

(h) pay regular dividends on the Company’s outstanding common stock in an amount which does not exceed $25.0 million in the aggregate in any calendar year;

(i) make payments on intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.10; provided, however, that, except with respect to intercompany Debt owed to the Company or a Subsidiary Guarantor by a Restricted Subsidiary that is not a Subsidiary Guarantor, no Default or Event of Default has occurred and is continuing or would otherwise result therefrom;

(j) purchase, repurchase, acquire or retire for value any Capital Stock of the Company or any parent of the Company (other than from the Company or any Restricted Subsidiary) between the Issue Date and December 31, 2014, for an aggregate consideration paid to the holders of such Capital Stock not to exceed $15.0 million in 2013, and in 2014 not to exceed the sum of $15.0 million plus any unused portion of the dollar limit for such transactions in 2013;

(k) make other Restricted Payments in an aggregate amount which does not exceed $75.0 million;

(l) in addition to the Restricted Payments permitted by the preceding clauses (a) through (k), other Restricted Payments in an unlimited amount, in each case so long as, at the time of and after giving effect to the making of such Restricted Payment and the consummation of all other related transactions, the Total Net Leverage Ratio would not exceed 2.50 to 1.00;

provided, that in the case of clauses (d), (e), (f), (h), (j), (k) and (l), no Default or Event of Default has occurred and is continuing or would result therefrom; provided further, that (A) in the case of clauses (a), (d), (e) and (f) of this Section 4.11, the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments and (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments and Permitted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment or Permitted Payment (as the case may be) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment or Permitted Payment (as applicable). The Fair Market Value of any assets or securities that are required to be valued by this Section 4.11 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.

Section 4.12.                         Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Subsidiary Guaranty will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien.

Section 4.13.                         Limitation on Asset Sales.

(a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents; provided that, for purposes of this provision, each of the following shall be deemed to be cash:

(1)                                 any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if Incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such Incurrence or accrual had taken place on or prior to the date of such balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities, Debt that is by its terms contractually subordinated in right of payment to the Notes or any Subsidiary Guaranty and liabilities to the extent owed to the Company or any Restricted Subsidiary of the Company) that are assumed by the transferee of any such assets or Capital Stock pursuant to an agreement that releases the Company or such Restricted Subsidiary, as the case may be, from further liability;

(2)                                 any securities, notes or other obligations received by the Company or any such Restricted Subsidiary, as the case may be, from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days (to the extent of the cash or Cash Equivalents received in that conversion); and

(3)                                 any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at the time outstanding, not to exceed the greater of (x) $15.0 million and (y) 3.0% of the Company’s Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(iii) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing subclauses (i) and (ii).

(b)  The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(i) to Repay any Credit Facilities, or any other Debt of the Company or any Restricted Subsidiary secured by a Lien or any Debt of a Restricted Subsidiary that is not a Guarantor (excluding, in any such case, any Debt owed to the Company or a Restricted Subsidiary of the Company);

(ii) to Repay obligations under other pari passu Debt (and to correspondingly reduce commitments with respect thereto); provided that the Company shall equally and ratably reduce obligations under the Notes as provided under Section 3.07, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be Repaid;

(iii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);

(iv)  to make capital expenditures to improve or maintain existing assets; or

(v)  any combination of the foregoing.

(c)  An amount equal to any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds,” provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Available Cash (or an amount equal thereto) in accordance with the requirements of clause (b)(iii) or (b)(iv), such 365-day period will be extended with respect to the amount of Net Available Cash so committed for a period not to exceed 180 days until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement).  Pending the final application of an amount equal to any Net Available Cash, the Company or any Restricted Subsidiary may temporarily reduce borrowings under a Credit Facility or otherwise invest such Net Available Cash in any manner that is not prohibited by this Indenture.

(d)  When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall be required to make an offer (the “Prepayment Offer”) to all Holders of Notes and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with, or to the extent of, the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Debt (plus all accrued interest on the Debt and the amount of all fees and expenses, including premiums, Incurred in connection therewith) that may be purchased, prepaid or redeemed, up to an amount equal to Excess Proceeds. The offer price in any Prepayment Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to but not including the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash from any sources available to the Company and not prohibited by this Indenture. If any Excess Proceeds remain after consummation of a Prepayment Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Debt exceeds the amount of Excess Proceeds, the principal amount of Notes and such other pari passu Debt will be purchased, prepaid or redeemed on a pro rata basis (or as closely to pro rata as reasonably practicable, as determined by the Company in good faith), and the Trustee will select the Notes to be purchased on a pro rata basis, based on the tendered amounts in (or required to be prepaid or redeemed in connection with) such Prepayment Offer (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Prepayment Offer, the amount of Excess Proceeds will be reset at zero.

(f)  Within five Business Days after the Company is obligated to make a Prepayment Offer as described in this Section 4.13, the Company shall send a written notice to the Holders, pursuant to the procedures set forth in Section 3.08, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer.

(g)  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.13.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.08 or this Section 4.13, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 or this Section 4.13 by virtue of such compliance.

Section 4.14.                         Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

(ii) make any loans or advances to the Company or any other Restricted Subsidiary, or

(iii) transfer any of its Property to the Company or any other Restricted Subsidiary.

(b)  The foregoing limitations will not apply:

(i) with respect to clauses (a)(i), (ii) and (iii), to restrictions:

(A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes, this Indenture, the indenture governing the Existing Notes and the Existing Credit Facility), or

(B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,  or

(C) relating to Debt of a Foreign Restricted Subsidiary;

(D) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (b)(i)(A) or (C) above or in clause (b)(ii)(A) or (B) below, provided such restrictions are not materially more restrictive, taken as a whole, to the Holders than those under the agreement evidencing the Debt so Refinanced, or

(E) existing under or by reason of applicable law, and

(ii) with respect to clause (a)(iii) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Subsidiary Guaranty pursuant to Section 4.10 and Section 4.12 that limit the right of the debtor to dispose of the Property securing such Debt,

(B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

(D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

Section 4.15.                         Limitation on Transactions with Affiliates.

(a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(i) the terms of such Affiliate Transaction are:

(A) set forth in writing; and

(B) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(ii) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(i)(B) of this Section 4.15 as evidenced by a Board Resolution promptly delivered to the Trustee; and

(iii) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

(b)  Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that, if one of the parties to such transaction or series of transactions is a Restricted Subsidiary that is not a Subsidiary Guarantor, then no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

(ii) any Restricted Payment or Permitted Payment permitted to be made pursuant to Section 4.11 or any Permitted Investment;

(iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

(iv) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

(v) transactions pursuant to any contracts, instruments or other agreements or arrangements in each case as in effect on the Issue Date, and any transactions contemplated thereby, or any amendment, modification or supplement thereto or any restatement or replacement thereof entered into from time to time, as long as such agreement or arrangement as so amended, modified, supplemented, restated or replaced, taken as a whole, is not materially more disadvantageous to the Company and its Restricted Subsidiaries at the time executed than the original agreement or arrangement as in effect on the Issue Date;

(vi) any Guarantee by any direct or indirect parent of the Company of Debt of the Company that is permitted by this Indenture;

(vii) transactions with Affiliates solely in their capacity as holders of Debt or Capital Stock of the Company or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(viii) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(ix) any contribution to the common equity capital of the Company;

(x) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; and

(xi) the pledge of Capital Stock of any Unrestricted Subsidiary to lenders to support the Debt of any Unrestricted Subsidiary owed to such lenders.

Section 4.16.                         Limitation on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) the Company or such Restricted Subsidiary would be entitled to:

(i) solely in the case where the lease that is entered into in connection with the Sale and Leaseback Transaction is a Capital Lease Obligation, Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.10, and

(ii) in all cases, create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Subsidiary Guaranty pursuant to Section 4.12, and

(b) such Sale and Leaseback Transaction is effected in compliance with Section 4.13.

Section 4.17.                         Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if such designation is permitted under Section 4.11 (the amount of such Restricted Payment being calculated in the manner set forth in the definition of the term “Investments”) and the Subsidiary to be so designated:

(a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

(b) any Guarantee or credit support provided to such Subsidiary by the Company or a Restricted Subsidiary would be permitted under Section 4.10 and Section 4.11;

(c) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except to the extent permitted under Section 4.10 and Section 4.11; and

(d) does not Guarantee or otherwise directly or indirectly provide credit support for any Debt of the Company or any Restricted Subsidiary.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.  Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 4.17, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) unless a Suspension Period is in effect, the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.10 or would have a Consolidated Interest Coverage Ratio not less than such ratio immediately prior to the effective date of such designation, and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

Section 4.18.                         Repurchase at the Option of Holders Upon a Change of Control.

(a)  Upon the occurrence of a Change of Control, the Company shall, within 30 days following any Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.08. Each Holder of Notes shall have the right to accept such offer and require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the “Change of Control Offer” at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but not including the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b)  The Company shall not be required to make a Change of Control Offer following a Change of Control (1) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) with respect to any Notes for which the Company has exercised its redemption rights, as described under Section 3.07.

(c)  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.08 or this Section 4.18, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 or this Section 4.18 by virtue of such compliance.

Section 4.19.                         Future Subsidiary Guarantors.

The Company shall cause any Restricted Subsidiary that Guarantees any Debt of the Company or a Domestic Restricted Subsidiary following the Issue Date (other than any Guarantees by the Company’s Foreign Subsidiaries of the Existing Notes) to execute and deliver to the Trustee a supplemental indenture providing for its Subsidiary Guaranty at the time of such Guarantee; provided, however, that any such Subsidiary Guaranty will provide by its terms that it will be automatically and unconditionally released, and such Subsidiary Guaranty will thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any sale or disposition of Capital Stock (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of this Indenture (including Section 4.13 and Section 5.01) by the Company or any Restricted Subsidiary, following which each such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) upon the release or discharge of such Guarantee of such other Guaranteed Debt of the Company or any Domestic Restricted Subsidiary for any reason whatsoever (except a discharge by or as a result of payment under such Guarantee), or if such other Guaranteed Debt of the Company or any Domestic Restricted Subsidiary is repaid in full by the Company or such Domestic Restricted Subsidiary or refinanced with other Debt that is not Guaranteed by such Restricted Subsidiary; (iii) upon the merger or consolidation of such Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the Surviving Person in such merger or consolidation; (iv) concurrently with such Subsidiary Guarantor being designated an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, (v) upon Legal Defeasance or Covenant Defeasance of the Company’s obligations under, or satisfaction and discharge of, this Indenture (except with respect to surviving obligations), or (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other applicable obligations of the Company Guaranteed by such Subsidiary Guarantor then due and owing.

ARTICLE 5.

SUCCESSORS

Section 5.01.                         Merger, Consolidation and Sale of Property.

(a)  The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions (other than to a Subsidiary Guarantor that is a Domestic Restricted Subsidiary) unless:

(i) the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clause (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such

Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, (i) would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of Section 4.10 or (ii) would have a Consolidated Interest Coverage Ratio not less than such ratio immediately prior to such transactions; and

(vi) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

(b) The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions (other than to the Company or a Subsidiary Guarantor that is a Domestic Restricted Subsidiary) unless:

(i) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

(iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(v) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The foregoing provisions (other than clause (iv)) only with respect to a merger, consolidation or amalgamation of any Subsidiary Guarantors pursuant to this paragraph) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.13.

Section 5.02.                         Successor Corporation Substituted.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the relevant Subsidiary Guarantor under its Subsidiary Guaranty, as the case may be), but the predecessor Company in the case of:

(i) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

(ii) a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.                         Events of Default.

Each of the following constitutes an “Event of Default” in respect of the Notes:

(i) failure to make the payment of any interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(iii) failure by the Company or any Subsidiary Guarantor to comply with Section 5.01;

(iv) failure by the Company to comply with its obligations under Section 4.18 (other than a failure to purchase the Notes) or Section 4.13 (other than a failure to purchase the Notes) and such failure continues for 30 days after written notice is given to the Company as provided below;

(v)  failure by the Company or any Subsidiary Guarantor to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (i), (ii), (iii) or (iv)), and such failure continues for 60 days after written notice is given to the Company as provided below;

(vi) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”);

(vii) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(viii) the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency;

(ix)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and such order or decree remains unstayed and in effect for 60 consecutive days; and

(x) any Subsidiary Guaranty of a Subsidiary Guarantor that is a Significant Subsidiary ceases, or the Subsidiary Guaranties of any group of Subsidiary Guarantors that, when taken together, would constitute a Significant Subsidiary, cease, to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guaranty, or any group of Subsidiary Guarantors that, when taken together, would constitute a Significant Subsidiary, deny or disaffirm their obligations under their Subsidiary Guaranties.

A Default under clause (iv) or (v) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Company (and the Trustee, if notice is given by the Holders) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice (each, a “Notice of Default”) must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

Section 6.02.                         Acceleration.

If an Event of Default (other than those of the type described in Section 6.01(viii) or (ix)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, declare the principal of all the Notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Company, and upon the giving of such notice the same shall become immediately due and payable.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (vi) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled (and the related Event of Default shall be deemed not to have occurred) if the default or payment default triggering such Event of Default shall be remedied or cured by the Company or a Restricted

Subsidiary or waived by the holders of the relevant Debt within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except non-payment of principal of, premium, if any, or interest, if any, on, the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

In case an Event of Default specified in clause (viii) or (ix) of Section 6.01 shall occur, all principal and accrued interest on all of the outstanding Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

Section 6.03.                         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.

Section 6.04.                         Waiver of Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.                         Control by Majority.

Subject to Section 7.01 (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06.                         Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)         such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)         Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as trustee; and

(c)          the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest, if any, on, such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.                         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 (i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                         Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                         Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.                         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01.                         Duties of Trustee.

(a)         If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)         Except during the continuance of an Event of Default:

(1)         the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)         this paragraph does not limit the effect of paragraph (b) of this Section;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)         Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)           The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregate from other funds except to the extent required by law.

Section 7.02.                         Rights of Trustee.

(a)         The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)         Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)         Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)           The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)          The Trustee shall have no duty to inquire, monitor or make any determination as to (i) the performance of the Company’s or any Subsidiary’s covenants herein, (ii) as to whether any Rating Agency has adjusted the rating of the Notes or (iii) as to whether any Suspension Period or Reversion Date has occurred.

(h)         The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)             The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified or receive security, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent and each other agent, custodian and other Person employed to act hereunder.

(k)         In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)             The Trustee may request that the Company or any Subsidiary Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)     Notwithstanding any provision in this Indenture to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

Section 7.03.                         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Section 7.10 hereof.

Section 7.04.                         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Subsidiary Guaranty, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital in this Indenture, the Notes, any Subsidiary Guaranty, the Offering Circular or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.                         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to Holders a notice of the Default or Event of Default within 90 days after the Trustee is deemed to have knowledge thereof in accordance with Section 7.02(e).  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.                         [Reserved].

Section 7.07.                         Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee), and hold it harmless for, from and against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers, duties or rights hereunder, except to the extent such losses may be attributable to its negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, except to the extent the Company has been prejudiced thereby.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that (i) a conflict of interest or potential conflict of interest exists by reason of common representation, (ii) there may be one or more legal defenses available to it that are different from or additional to those available to the Company or (iii) if all parties commonly represented do not agree as to the action or inaction of counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company’s payment obligations in this Section and the obligations of the Subsidiary Guarantors under the Subsidiary Guaranties, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.                         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)         the Trustee fails to comply with Section 7.10 hereof;

(b)         the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a custodian or public officer takes charge of the Trustee or its property; or

(d)         the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall give a notice of its succession to Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Subsidiary Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.                         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.                         Eligibility.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                         Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02.                         Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from all its obligations with respect to all outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”) and each Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and the Subsidiary Guarantors in connection therewith and (d) this Article 8.  If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding its prior exercise of its option under Section 8.03.

Section 8.03.                         Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.10 through 4.19 hereof, the operation of Section 5.01(a)(v) and the operation of Section 5.01(b)(iv), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an

Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in the following clauses of Section 6.01 hereof: (iii) (with respect to the covenants contained in Section 5.01(a)(v)), (iv), (v), (vi), (vii), (viii) and (ix) (but in the case of (viii) and (ix) of Section 6.01, with respect to Significant Subsidiaries only) or (x).

Section 8.04.                         Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.

The Legal Defeasance option or the Covenant Defeasance option may be exercised only if:

(a)         the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders, cash in U.S. dollars, U.S. Government, or a combination of cash in U.S. dollars and U.S. Government Obligations for the payment of principal, premium, if any, and interest, if any, on, the outstanding Notes to the Stated Maturity or on the next redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to Stated Maturity or to such particular redemption date;

(b)         the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payment of principal of, premium, if any, and interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash in U.S. dollars without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of, premium, if any, and interest, if any, when due on all the Notes to be defeased to Stated Maturity or redemption, as the case may be;

(c)          123 days pass after the deposit is made, and during the 123-day period, no Default described in clause (viii) or (ix) in Section 6.01 occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(g) in the case of the Legal Defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(2) since the date of this Indenture, there has been a change in the applicable Federal income tax law,

to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance has not occurred;

(h) in the case of the Covenant Defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(i) the Company delivers to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or others; and

(j) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as applicable of the Notes have been satisfied.

Section 8.05.                         Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(b)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                         Repayment to the Company.

The Trustee shall promptly, and in any event pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.

Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent pursuant to this Article 8, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on, any Note and remaining unclaimed for one year after such principal of, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and U.S. Government Obligations, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07.                         Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                         Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)         cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes,

(b)         provide for the assumption by a Surviving Person of the obligations of the Company or any Subsidiary Guarantor under this Indenture or a Subsidiary Guaranty (as applicable),

(c)          provide for uncertificated Notes in addition to or in place of certificated Notes(provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

(d)         add additional Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guaranties as provided or permitted by the terms of this Indenture,

(e)          secure the Notes, add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company,

(f)           make any change that does not adversely affect the rights of any Holder,

(g)          comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA,

(h)         provide for the issuance of Additional Notes that do not bear a restrictive legend in exchange for Notes and / or Additional Notes issued in accordance with this Indenture,

(i)             provide for the issuance of Additional Notes in accordance with this Indenture,

(j)            to evidence and provide for the acceptance of an appointment by a successor trustee, and

(k)         to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Circular to the extent that such provision in the “Description of Notes” was intended to be verbatim recitation of a provision in this Indenture or the Notes.

Section 9.02.                         With Consent of Holders of Notes.

Except as provided below in this Section 9.02 the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, or interest, if any, on, the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be amended without the consent of each Holder) or compliance with any provisions of this Indenture and the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not:

(a) reduce the amount of Notes whose Holders must consent to an amendment or waiver,

(b) reduce the rate of, or extend the time for payment of, interest, on any Note,

(c) reduce the principal of, or extend the Stated Maturity of, any Note,

(d) make any Note payable in money other than that stated in the Note,

(e) impair the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Subsidiary Guaranty,

(f) subordinate the Notes or any Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor,

(g) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest,

(h) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under Section 3.07,

(i) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, extend the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer,

(j) at any time after the Company becomes obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales following the occurrence of an Asset Sale, extend the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto, or

(k) make any change in any Subsidiary Guaranty that would adversely affect the Holders.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company is required to give each Holder a notice in accordance with this Indenture briefly describing the amendment, supplement or waiver.  Any failure of the Company to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03.                         [Reserved]

Section 9.04.                         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.                         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                         Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  None of the Company nor any Subsidiary Guarantor may sign an amended or supplemental indenture until its board of directors (or committee serving a similar function) approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

ARTICLE 10.

SUBSIDIARY GUARANTIES

Section 10.01.                  Subsidiary Guaranty.

Subject to this Article 10, the Subsidiary Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns:  (a) the due and punctual payment of all amounts payable under this Indenture and the principal of, premium, if any, and interest, if any, on, the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest on, the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Subsidiary Guarantor hereby agrees that its obligations with regard to its Subsidiary Guarantee shall be joint and several, and unconditional, irrespective of the validity or enforceability of the Notes, the obligations of the Company under this Indenture, or any other Subsidiary Guaranty, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes, any other Subsidiary Guaranty, or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guaranties or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company, including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under this Indenture, the Notes or the Subsidiary Guaranties or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Subsidiary Guaranties, except behavior of such Benefited Party which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guaranties and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) the requirements of promptness, diligence or that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guaranties, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guaranties or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule; and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guaranties.  Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Subsidiary Guarantor hereby covenants that its Subsidiary Guaranties shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guaranty and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, the Subsidiary Guaranties, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of the Subsidiary Guaranties, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Subsidiary Guaranties and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guaranties.  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under any Subsidiary Guaranty.

Section 10.02.                  Limitation on Subsidiary Guarantor Liability.

(a)         Each Subsidiary Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guaranty of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guaranty.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that each Subsidiary Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor under its Subsidiary Guaranty, but shall be limited to the lesser of (i) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (ii) the amount, if any, which would not have (1) rendered the Subsidiary Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its Subsidiary Guaranty was entered into, after giving effect to the incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to Subsidiary Guaranty is the amount described in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (ii).

(b)         In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the proviso of Section 10.02(a), the right of each Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03.                  Execution, Delivery and Effectiveness of Subsidiary Guaranties.

(a)         To evidence its Subsidiary Guaranty set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guaranty in substantially the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its Chief Executive Officer, President, Chief Financial Officer, General Counsel or one of its Vice Presidents.

(b)         Each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

(c)          If an Officer whose signature is on this Indenture or on the Subsidiary Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guaranty is endorsed, the Subsidiary Guaranty shall be valid nevertheless.

(d)         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guaranty set forth in this Indenture on behalf of the Subsidiary Guarantors.

(e)          The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Subsidiary Guaranty pursuant to Section 4.19 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides a Subsidiary Guaranty on the terms set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Subsidiary Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.  The Company also hereby agrees to cause each such new Subsidiary Guarantor to evidence its Subsidiary Guaranty by endorsing a notation of such Subsidiary Guaranty on each Note as provided in this Section 10.03.

Section 10.04.                  Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the Surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

(a)         subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form satisfactory to the Trustee, under this Indenture and the Subsidiary Guaranty on the terms set forth herein or therein; and

(b)         the Subsidiary Guarantor complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Surviving Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guaranty endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such Surviving Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.  Such Surviving Person thereupon may cause to be signed any or all of the Subsidiary Guaranties to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Subsidiary Guaranties so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guaranties theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guaranties had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05.                  Releases Following Merger, Consolidation or Sale of Assets, Etc..

In the event of (i) any sale or disposition of Capital Stock (by merger or otherwise) of such Subsidiary Guarantor or any interest therein in accordance with the terms of this Indenture (including the covenant described in Section 4.13 and 5.01) by the Company or any Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) the release or discharge of such Subsidiary Guarantor’s Guarantee of other Debt of the Company or any Domestic Restricted Subsidiary for any reason whatsoever (except a discharge by or as a result of payment under such Guarantee), or if such other Debt of the

Company or any Domestic Restricted Subsidiary is repaid in full by the Company or such Domestic Restricted Subsidiary or refinanced with other Debt that is not Guaranteed by such Subsidiary Guarantor; (iii)  the merger or consolidation of such Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, (iv) such Subsidiary Guarantor being designated an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; (v) Legal Defeasance or Covenant Defeasance of the Company’s obligations under, or satisfaction and discharge of, this Indenture, as provided in Section 8.02, Section 8.03 and 11.01 (except with respect to surviving obligations); or (vi) subject to customary contingent reinstatement provisions, payment in full of the aggregate principal amount of all Notes then outstanding and all other applicable obligations of the Company Guaranteed by such Subsidiary Guarantor then due and owing under this Indenture and the Notes, such Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guaranty; provided that the net proceeds of any sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.13.  The Trustee shall execute any documents reasonably required by the Company to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guaranty as provided above.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guaranty shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01.                  Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes and the rights, protections and immunities of the Trustee and the obligations of the Company and the Subsidiary Guarantors in connection therewith, as to all Notes issued hereunder, when

(a)         either:

(i)                       all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid or Notes whose payment has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)                    all Notes that have not been previously delivered to the Trustee for cancellation, (x) have become due and payable by their terms, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt represented by the Notes not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest, if any, on, the Notes at such maturity;

(b)         the Company has paid or caused to be paid all other sums payable by the Company under this Indenture; and

(c)          the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that (i) all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with, and (ii) such satisfaction and discharge will not result in a Default under this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

Section 11.02.                  Deposited Cash to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all cash (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 11.01 hereof or the interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 11.03.                  Repayment to the Company.

Any cash deposited with the Trustee or any Paying Agent pursuant to this Article 11, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash then remaining shall be repaid to the Company.

ARTICLE 12.

MISCELLANEOUS

Section 12.01.                  [Reserved]

Section 12.02.                  Notices.

Any notice or communication by the Company or the Subsidiary Guarantors and the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission via e-mail (except for any Notice of Default or notice of acceleration) or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company or the Subsidiary Guarantors:

Neenah Paper, Inc.

Preston Ridge III

3460 Preston Ridge Road, Suite 600

Alpharetta, Georgia 30005

Attention:  General Counsel

Facsimile No.:  (678) 518-3283

With a copy to:

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

900 Ashwood Parkway

Suite 425

Atlanta, Georgia 30338

Attention:  Corporate Trust Department

Facsimile No.:  (770) 698-5195

The Company or the Subsidiary Guarantors and the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  Notices and other communications to the Trustee or the Company hereunder may, to the extent hereinabove permitted, be delivered or furnished by e-mail pursuant to procedures approved by the Trustee and the Company. Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. All notices and communications to the Trustee shall be deemed duly given and effective only upon actual receipt.

Any notice or communication to a Holder of a Definitive Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register and any notice or communications to a Holder of a Global Note shall be given to the relevant Depositary in accordance with its Applicable Procedures.  Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company gives a notice or communication to Holders, it shall give a copy to the Trustee and each Agent at the same time.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending notices, consents, instructions, requests, directions, resolutions, certificates, statements, acknowledgements, orders, instruments, documents, communications or other information by electronic transmission is, in fact, a Person authorized to give such notices, consents, instructions, requests, directions, resolutions, certificates, statements, acknowledgements, orders, instruments, documents, communications or other information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods to submit notices, consents, instructions, requests, directions, resolutions, certificates, statements, acknowledgements, orders, instruments, documents, communications or other information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized notices, consents, instructions, requests, directions, resolutions, certificates, statements, acknowledgements, orders, instruments, documents, communications or other information, and the risk of interception and misuse by third parties.

Section 12.03.                  [Reserved]

Section 12.04.                  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)         an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)         an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05.                  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)         a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)         a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 12.06.                  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.                  No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver and release may not be effective to waive or release liabilities under the U.S. federal securities laws.

Section 12.08.                 Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTIES WITHOUT

GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.                  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.                  Successors.

All covenants and agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guaranties shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.                  Severability.

In case any provision in this Indenture, the Notes or any Subsidiary Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.                  Consent to Jurisdiction and Service of Process.

(a)         The Company and each Subsidiary Guarantor irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and County of New York, over any suit, action or proceeding with respect to this Indenture, the Notes or any Subsidiary Guaranty or the transactions contemplated hereby.  The Company and each Subsidiary Guarantor waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture, the Notes or any Subsidiary Guaranty or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same.

(b)         The Company and each Subsidiary Guarantor irrevocably appoints CT Corporation System, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to 111 Eighth Avenue, New York, New York 10011, by the Person serving the same to the address provided in Section 12.02, shall be deemed in every respect effective service of process upon the Company and each Subsidiary Guarantor in any such suit or proceeding.  The Company and each Subsidiary Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture.

Section 12.13.                  Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14.                  Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

 [Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.

NEENAH PAPER, INC., as the Company

By:	/s/ Steven S. Heinrichs
	Name:	Steven S. Heinrichs
	Title:	Senior Vice President, General Counsel and Secretary

NPCC HOLDING COMPANY, LLC, as Subsidiary Guarantor

By:	/s/ Steven S. Heinrichs
	Name:	Steven S. Heinrichs
	Title:	Senior Vice President, General Counsel and Secretary

NEENAH PAPER MICHIGAN, INC., as Subsidiary Guarantor

By:	/s/ Steven S. Heinrichs
	Name:	Steven S. Heinrichs
	Title:	Senior Vice President, General Counsel and Secretary

NEENAH PAPER FVC, LLC, as Subsidiary Guarantor

By:	/s/ Steven S. Heinrichs
	Name:	Steven S. Heinrichs
	Title:	Senior Vice President, General Counsel and Secretary

NEENAH PAPER FR, LLC, as Subsidiary Guarantor

By:	/s/ Steven S. Heinrichs
	Name:	Steven S. Heinrichs
	Title:	Senior Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, Registrar and Paying Agent

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

EXHIBIT A

(Face of Note)

5.25% SENIOR NOTES DUE 2021

CUSIP
No.	$

NEENAH PAPER, INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of                                    Dollars ($                            ) on May 15, 2021.

Interest Payment Dates:  May 15 and November 15, commencing November 15, 2013.

Record Dates:  May 1 and November 1.

Dated:                            , 20[   ].

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEENAH PAPER, INC.

By:
Name:
Title:

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: , 20[ ]

(Back of Note)

5.25% SENIOR NOTES DUE 2021

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.  Neenah Paper, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.25% per annum until maturity.  The Company shall pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from May 23, 2013; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of May 15 or November 15 to occur after the date of issuance, unless such May 15 or November 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of May 15 and November 15 to occur after the date of issuance.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest on Definitive Notes may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent and Registrar.  Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                      Indenture.  The Company issued the Notes under an Indenture dated as of May 23, 2013 (“Indenture”) among the Company, the guarantors party thereto (the “Subsidiary Guarantors”) and the Trustee. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      Optional Redemption.

(a)         Except as set forth in this Section 5, the Notes shall not be redeemable at the option of the Company prior to May 15, 2016.  Starting on  May 15, 2016, the Company may redeem all or a portion of the Notes, at once or over time, after giving the notice required pursuant to Section 8 hereof, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to but not including the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on May 15, 2016 of the years indicated below, and are expressed as percentages of principal amount:

Year	Redemption Price
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

(b)         At any time prior to May 15, 2016, the Company may, on any one or more occasions, redeem all or part of the Notes, after giving the notice required pursuant to Section 8 hereof, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest (if any) to but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(c)          At any time and from time to time, prior to May 15, 2016, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Equity Offerings, at a redemption price equal to 105.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding.  Any such redemption shall be made within 90 days of such Equity Offering and after after giving the notice required pursuant to Section 8 hereof.

(d)         Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.                                      [Reserved]

7.                                      Repurchase at Option of Holder.

(a)    Upon the occurrence of a Change of Control, the Company shall within 30 days following any Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.08 of the Indenture.  Each Holder of Notes shall have the right to accept such offer and require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but not including the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b)  When the aggregate amount of Excess Proceeds from Asset Sales exceeds $25.0 million, the Company shall be required to make an offer to repurchase (the “Prepayment Offer”) the Notes and other Debt that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with, or to the extent of, the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Debt (plus all accrued interest on the Debt and the amount of all fees and expenses, including premiums, Incurred in connection therewith) that may be purchased, prepaid or redeemed, up to an amount equal to Excess Proceeds, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the repurchase date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture.  If any Excess Proceeds remain after consummation of a Prepayment Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture, and the amount of Excess Proceeds will be reset to zero.

8.                                      Notice of Redemption.  Notice of redemption, as provided in Section 3.03 of the Indenture, shall be given at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, in accordance with Section 12.02 of the Indenture.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in the payment of the redemption price.

9.                                      Denominations, Transfer, Exchange.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the next succeeding Interest Payment Date.

10.                               Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                               Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, or interest, if any, on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be amended without the consent of each Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes, to provide for the assumption by a Surviving Person of the obligations of the Company or any Subsidiary Guarantor under the Indenture or a Subsidiary Guaranty (as applicable), to provide for uncertificated Notes in addition to or in place of certificated Notes, to add additional Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guaranties as provided or permitted by the terms of the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA, to provide for the issuance of Additional Notes that do not bear a restrictive legend in exchange for Notes and/or Additional Notes, to provide for the issuance of Additional Notes, to provide for the issuance of Additional Notes that do not bear a restrictive legend, in exchange for Notes and/or Additional Notes; to evidence and provide for the acceptance of an appointment by a successor trustee, and to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” in the Offering Circular to the extent that such provision was intended to be verbatim recitation of a provision in the Indenture or the Notes.

12.                               Defaults and Remedies.  Each of the following is an Event of Default under the Indenture:  (i) failure to make the payment of any interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (iii) failure by the Company or any Subsidiary Guarantor to comply with Section 5.01 of the Indenture; (iv) failure by the Company to comply with its obligations under Section 4.18 (other than a failure to purchase Notes) or under Section 4.13 (other than a failure to purchase the Notes) of the Indenture, and such failure continues for 30 days after written notice is given to the Company as provided in Section 6.01 of the Indenture; (v) failure by the Company or any Subsidiary Guarantor to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii), (iii) or (iv)), and such failure continues for 60 days after written notice is given to the Company as provided in Section 6.01 of the Indenture; (vi) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20.0 million or its foreign currency equivalent at the time; (vii) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; (viii) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries; and (ix) any Subsidiary Guaranty of a Subsidiary Guarantor that is a Significant Subsidiary ceases, or the Subsidiary Guaranties of any group of Subsidiary Guarantors that, when taken together, would constitute a Significant Subsidiary, cease, to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guaranty, or any group of Subsidiary Guarantors that, when taken together, would constitute a Significant Subsidiary, deny or disaffirm their obligations under their Subsidiary Guaranties.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, if an Event of Default occurs and is continuing, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 30 days after the occurrence of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                               Trustee Dealings with Company.  Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.                               No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Indenture, the Notes, the Subsidiary Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver and release may not be effective to waive or release the liabilities under the U.S. federal securities laws.

15.                               Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Neenah Paper, Inc.

Preston Ridge III

3460 Preston Ridge Road, Suite 600

Alpharetta, Georgia 30005

Attention: General Counsel

18.                               Governing Law.  The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.18 of the Indenture, check the box below:

☐                                    Section 4.13

☐                                    Section 4.18

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.18 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Neenah Paper, Inc.

Preston Ridge III

3460 Preston Ridge Road, Suite 600

Alpharetta, Georgia 30005

Attention:  General Counsel

Facsimile No.: (678) 518-3283

The Bank of New York Mellon Trust Company, N.A.

900 Ashwood Parkway
Suite 425
Atlanta, Georgia 30338

Attention: Corporate Trust Department

Facsimile No.: (770) 698-5195

Re:                             5.25% SENIOR NOTES DUE 2021

Reference is hereby made to the Indenture, dated as of May 23, 2013 (the “Indenture”), among Neenah Paper, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                   , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the

Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐   a beneficial interest in the:

(i)                             ☐   144A Global Note (CUSIP                   ), or

(ii)                          ☐   Regulation S Global Note (CUSIP                   ), or

(iii)                       ☐   IAI Global Note (CUSIP                   ); or

(b)                                 ☐   a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)                                 ☐   a beneficial interest in the:

(i)                             ☐   144A Global Note (CUSIP                   ), or

(ii)                          ☐   Regulation S Global Note (CUSIP                   ), or

(iii)                       ☐   IAI Global Note (CUSIP                   ); or

(iv)                      ☐   Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐   a Restricted Definitive Note; or

(c)                                  ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Neenah Paper, Inc.

Preston Ridge III

3460 Preston Ridge Road, Suite 600

Alpharetta, Georgia 30005

Attention: General Counsel

Facsimile No.: (678) 518-3283

The Bank of New York Mellon Trust Company, N.A.

900 Ashwood Parkway
Suite 425
Atlanta, Georgia 30338

Attention: Corporate Trust Department

Facsimile No.: (770) 698-5195

Re:                             5.25% SENIOR NOTES DUE 2021

Reference is hereby made to the Indenture, dated as of May 23, 2013 (the “Indenture”), among Neenah Paper, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                                                  , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Neenah Paper, Inc.

Preston Ridge III

3460 Preston Ridge Road, Suite 600

Alpharetta, Georgia 30005

Attention: General Counsel

Facsimile No.: (678) 518-3283

The Bank of New York Mellon Trust Company, N.A.

900 Ashwood Parkway
Suite 425
Atlanta, Georgia 30338

Attention: Corporate Trust Department

Facsimile No.: (678) 698-5195

Re:                             5.25% SENIOR NOTES DUE 2021

Reference is hereby made to the Indenture, dated as of May 23, 2013 (the “Indenture”), among Neenah Paper, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)  ☐  a beneficial interest in a Global Note, or

(b)  ☐  a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.  We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF SUBSIDIARY GUARANTY

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 23, 2013 (the “Indenture”), among Neenah Paper, Inc., as issuer (the “Company”), the Subsidiary Guarantors listed on the signature pages thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of all amounts payable by the Company under the Indenture and the principal of, premium, if any, and interest, if any, on, the Notes, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption or otherwise.  The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guaranty and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guaranty.  This Subsidiary Guaranty is subject to release as and to the extent set forth in Section 10.05 of the Indenture.  Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.  Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[NAMES OF SUBSIDIARY GUARANTORS]

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